UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 6, 2026
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
495 South High Street, Suite 50, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01    Regulation FD Disclosure

On January 6, 2026, Installed Building Products, Inc. (the “Company”) issued a press release announcing its intent to offer $500 million aggregate principal amount of senior unsecured notes due 2034 (the “2034 Notes”) through a private placement, the proceeds of which the Company intends to use to: (i) fund the redemption in full of its outstanding 5.75% Senior Notes due February 1, 2028 (the “2028 Notes”); (ii) pay fees and expenses related to (a) the redemption of the 2028 Notes, (b) the entry into the amended and extended asset-based lending credit agreement, expected to be entered into simultaneously with the issuance of the 2034 Notes among the Company, the guarantors from time to time party thereto and the lenders from time to time party thereto and (c) the issuance of the 2034 Notes and the use of the net proceeds from such issuance; and (iii) for general corporate purposes. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is disclosing under this Item 7.01 the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. This information is excerpted from a Preliminary Offering Memorandum that is being disseminated in connection with the 2034 Notes offering.

Also on January 6, 2026, the Company issued a conditional notice of full redemption to the holders of all of the Company’s outstanding 2028 Notes, notifying such holders that the Company intends to redeem all of the outstanding 2028 Notes on January 22, 2026 (the “Redemption Date”) at a redemption price equal to 100% of the $300 million principal amount of the 2028 Notes, plus accrued and unpaid interest on the 2028 Notes to, but excluding, the Redemption Date (the “Redemption Payment”).

The redemption of the 2028 Notes is subject to, and conditioned upon, completion of the issuance of the 2034 Notes and receipt of sufficient net proceeds from such issuance after the date hereof and on or prior to the Redemption Date on terms and conditions acceptable to the Company to permit the Company to deposit money sufficient to pay the Redemption Payment.

The 2034 Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The 2034 Notes to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Nothing in this Current Report on Form 8-K shall constitute an offer to sell or a solicitation of an offer to buy the 2034 Notes nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. In addition. nothing in this Current Report on Form 8-K shall constitute a notice of redemption to the holders of the 2028 Notes or an offer to redeem or repurchase any of the 2028 Notes. Any such notice will only be made in accordance with the provisions of the indenture governing the 2028 Notes.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of Installed Building Products, Inc. dated January 6, 2026
99.2	Disclosure regarding Installed Building Products, Inc. in connection with the distribution of the Preliminary Offering Memorandum for $500,000,000 aggregate principal amount of senior unsecured notes due 2034.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of January, 2026.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer